Exhibit 4.5




                             CHESAPEAKE FUNDING LLC,
                                    as Issuer


                                       and


                              JPMORGAN CHASE BANK,
                              as Indenture Trustee


                          SUPPLEMENTAL INDENTURE No. 4



                           Dated as of July 31, 2003


                                       to


                                 BASE INDENTURE


                            Dated as of June 30, 1999



                               Asset Backed Notes
                              (Issuable in Series)




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                                TABLE OF CONTENTS

                                                                  Page

SECTION 1: CERTAIN DEFINED TERMS....................................1

SECTION  2:  AMENDMENT  TO  BASE   INDENTURE........................1
     Section 2.1 Amendment to Schedule 1............................1

SECTION 3: REPRESENTATIONS AND WARRANTIES...........................2
     Section 3.1 Affirmation of Representations and Warranties......2
     Section 3.2 LLC Agreement and Governmental Authorization.......2
     Section 3.3 Binding Effect.....................................3
     Section 3.4 No Consent.........................................3

SECTION 4: CONDITIONS PRECEDENT.....................................3

SECTION 5: MISCELLANEOUS............................................4
     Section 5.1 Duplicate Originals................................4
     Section 5.2 Ratification and Effect............................4
     Section 5.3 Severability of Provisions.........................4
     Section 5.4 Counterparts.......................................5
     Section 5.5 Table of Contents, Headings, etc...................5
     Section 5.6 Choice of Law......................................5


                                      (i)

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               SUPPLEMENTAL INDENTURE No. 4, dated as of July 31, 2003
("Supplemental Indenture"), to BASE INDENTURE, dated as of June 30, 1999, as supplemented by Supplemental Indenture No. 1 thereto, dated as of October 28, 1999, Supplemental Indenture No. 2 thereto, dated as of May 27, 2003, and Supplemental Indenture No. 3 thereto, dated as of June 18, 2003, between CHESAPEAKE FUNDING LLC (formerly known as Greyhound Funding LLC), a special purpose, limited liability company established under the laws of Delaware (the "Issuer"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation ("JPMorgan"), as trustee (in such capacity, the "Indenture Trustee")

                              W I T N E S S E T H:

               WHEREAS, the Issuer and JPMorgan are parties to a Base Indenture, dated as of June 30, 1999, as supplemented by Supplemental Indenture No. 1 thereto, dated as of October 28, 1999, and Supplemental Indenture No. 2 thereto, dated as of May 27, 2003, and Supplemental Indenture No. 3 thereto, dated as of June 18, 2003 (the "Base Indenture");

          WHEREAS, the Issuer desires to amend Schedule 1 to the Base Indenture pursuant to Section 12.2 thereof to amend the definitions of "Excess Longer-Term Lease Amount" and "Excess Residual Value Amount";

               WHEREAS, each of the Investor Noteholders has consented to this Supplemental Indenture pursuant to a consent set forth in the related Indenture Supplement;

               WHEREAS, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture; and

               WHEREAS, JPMorgan, as Indenture Trustee, is willing to enter into this Supplemental Indenture.

               NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Base Indenture be amended and supplemented as follows:

               SECTION 1: CERTAIN DEFINED TERMS

               Certain capitalized terms used herein, and not defined herein, shall have the respective meanings assigned to such terms in the Definitions List attached as Schedule 1 (the "Definitions List") to the Base Indenture, as such Definitions List may be hereafter further amended or modified from time to time.

               SECTION 2: AMENDMENT TO BASE INDENTURE

               Section 2.1 Amendment to Schedule 1.

               (a) the definition of "Excess Longer-Term Lease Amount" is hereby deleted from Schedule 1 and replaced by the following:


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                    ""Excess Longer-Term Lease Amount" means, as of any date of determination during an Accrual Period, an amount equal to the greater of (a) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than five years allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 20% of the aggregate Lease Balance as of such date and (b) the excess if any of (i) the aggregate Lease Balance of an all Eligible Leases having remaining terms of longer than seven years allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over
               (ii) an amount equal to 7.5% of the aggregate Lease Balance as of such date."

               (b) the definition of "Excess Residual Value Amount" is hereby deleted and replaced with the following:

                    ""Excess Residual Value Amount" means, as of any date of
               determination during an Accrual Period, an amount equal to the excess, if any, of (i) the Aggregate Residual Value Amount as of such date over (ii) an amount equal to 7.5% of the Aggregate Unit Balance as of such date."

               SECTION 3: REPRESENTATIONS AND WARRANTIES

               In order to induce the Indenture Trustee to agree to this Supplemental Indenture, the Issuer hereby represents and warrants, as follows, for the benefit of the Indenture Trustee and the Investor Noteholders, as of the date hereof:

               Section 3.1 Affirmation of Representations and Warranties.

               Each representation and warranty of the Issuer set forth in the Base Indenture and in each other Transaction Document to which it is a party, is true and correct as of the date of this Supplemental Indenture as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.

               Section 3.2 LLC Agreement.

               The execution, delivery and performance by the Issuer of this Supplemental Indenture (a) is within the Issuer's power, (b) has been duly authorized by all necessary action and (c) does not contravene, or constitute a default under, any Requirement of Law or any provision of applicable law, its certificate of formation or the LLC Agreement or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or any of the Issuer Assets or result in the creation or imposition of any Lien on any Issuer Asset except for Liens created by the Indenture or the other Transaction Documents. This Supplemental Indenture has been executed and delivered by a duly authorized manager of the Issuer.

                                      -2-
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               Section 3.3 Binding Effect.

               This Supplemental Indenture is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

               Section 3.4 No Consent.

               No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Supplemental Indenture or for the performance of any of the Issuer's obligations hereunder other than such consents, actions, approvals, authorizations, registrations, declarations or filings as were obtained by the Issuer prior to the date hereof.

                              SECTION 4: CONDITIONS PRECEDENT

               This Supplemental Indenture shall become effective and shall be binding on each of the parties hereto upon the satisfaction or due waiver of each of the following conditions precedent:

          (i) The Indenture Trustee shall have received evidence satisfactory to it that each Manager of the Issuer has approved this Supplemental Indenture.

          (ii) The Indenture Trustee shall have received a Manager's or an officer's Certificate of the Issuer, dated as of the date hereof, to the effect that (i) no Amortization Event, Potential Amortization Event, Event of Default or Potential Event of Default is continuing or will occur as a result of the execution and delivery of this Supplemental Indenture and (ii) the execution and delivery of this Supplemental Indenture will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument, including, without limitation, any Transaction Document, to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject.

          (iii)The Indenture Trustee shall have received a Manager's or an officer's Certificate of the Issuer, dated as of the date hereof, to the effect that all conditions precedent provided for in the Base Indenture with respect to the execution and delivery of this Supplemental Indenture have been complied with in all material respects.

          (iv) The Indenture Trustee shall have received an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially
                                      -3-
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acceptable to the Indenture Trustee, dated the date hereof, substantially to the effect that:


               (a) all conditions precedent provided for in the Base Indenture with respect to the execution and delivery of this Supplemental Indenture have been complied with in all material respects;

               (b) the Issuer is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver this Supplemental Indenture;

               (c) this Supplemental Indenture has been duly authorized, executed and delivered by the Issuer;

               (d) this Supplemental Indenture constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and

               (e) such other matters as the Indenture Trustee may reasonably require.

          (v) The Indenture Trustee shall have received such other documents, instruments, certifications, agreements or other items as the Indenture Trustee may reasonably require.

               SECTION 5: MISCELLANEOUS

               Section 5.1 Duplicate Originals.

               The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture.

               Section 5.2 Ratification and Effect.

               The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.

               Section 5.3 Severability of Provisions.

               If any one or more of the covenants, agreements, provisions or terms of this Supplemental Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Supplemental Indenture and shall in no way affect the validity or enforceability of the other provisions of this Supplemental Indenture.

                                      -4-
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               Section 5.4 Counterparts.

               This Supplemental Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               Section 5.5 Table of Contents, Headings, etc.

               The table of contents and headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

               Section 5.6 Choice of Law.

               THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                      -5-
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               IN WITNESS WHEREOF, the Indenture Trustee and the Issuer have caused this Supplemental Indenture to be duly executed by their respective duly authorized officers or managers as of the day and year first written above.


                                   CHESAPEAKE FUNDING LLC,
                                   as Issuer


                                   By: /s/ Joseph W. Weikel
                                      ---------------------------
                                       Name:  Joseph W. Weikel
                                       Title: Manager




                                   JPMORGAN CHASE BANK,
                                   as Indenture Trustee


                                   By: /s/ Wen Hao Wang
                                      ---------------------------
                                       Name:  Wen Hao Wang
                                       Title: Asst. Vice President

                                   Consented to by:

                                   HUNT VALLEY LLC, as holder of the
                                   Series 1999-3 Preferred Membership
                                   Interest


                                   By: /s/ Joseph W. Weikel
                                      ---------------------------
                                       Name:  Joseph W. Weikel
                                       Title: Manager